UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9, 2023

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on August 9, 2022, Cingulate Therapeutics, LLC (“CTx”), a wholly owned subsidiary of Cingulate Inc. (the “Company”), executed a $5.0 million promissory note (the “Original Note”) in favor of Werth Family Investment Associates LLC (“WFIA”). On May 9, 2023, CTx executed an amended and restated promissory note (the “Note”) in favor of WFIA that increased the principal amount of the Original Note from $5.0 million to $8.0 million. WFIA owns 975,165 shares of the Company’s common stock and Peter J. Werth, a member of the Company’s Board of Directors (the “Board”) and the manager of WFIA, owns 21,849 shares of the Company’s common stock.

The Audit Committee and Board reviewed the terms of the Note pursuant to the Company’s Policy and Procedures for Related Person Transactions and determined that the Note is in the best interests of the Company and its stockholders.

CTx received the additional $3.0 million of principal under the Note from WFIA on May 9, 2023. Outstanding principal and all accrued and unpaid interest is due and payable on August 8, 2025 unless accelerated due to an event of default. Beginning July 1, 2023, WFIA has the right during the first five business days of each calendar quarter to demand payment of all outstanding principal and interest 120 days following notice to CTx. CTx may prepay the Note, in whole or in part, without premium or penalty; provided, that no amount repaid may be reborrowed.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On May 10, 2023, the Company issued a press release announcing its financial results for the first quarter of 2023 and providing a clinical and business update. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Promissory Note, dated May 9, 2023, between Cingulate Therapeutics, LLC and Werth Family Investment Associates LLC

99.1	Press Release dated May 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: May 10, 2023	By:	/s/ Louis G. Van Horn
	Name:	Louis G. Van Horn
	Title:	Chief Financial Officer